Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-105311, 333-14971, 333-26219, 333-50816, and 333-61835 on Form S-8 and Registration Statement No. 333-134170 on Form S-3ASR of our report dated February 25, 2008, relating to the consolidated financial statements and financial statement schedule of Penske Automotive Group, Inc. and subsidiaries (the “Company”), and on the effectiveness of the Company’s internal control over financial reporting (which report expressed an unqualified opinion and included an explanatory paragraph relating to the Company electing application of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”), effective January 1, 2006, appearing in this Annual Report on Form 10-K of Penske Automotive Group, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Detroit, Michigan
February 25, 2008